                                                                    EXHIBIT 99.5

                       UNITED VIDEO SATELLITE GROUP, INC.

                             A Delaware Corporation

                                     Bylaws

                            ------------------------


                                   ARTICLE I

                                  STOCKHOLDERS

          Section 1.1      Annual Meeting.
                           --------------

          An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

          Section 1.2      Special Meetings.
                           ----------------

          Except as otherwise provided in the terms of any class or series of preferred stock or unless otherwise provided by law or by the Certificate of Incorporation, special meetings of stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon written request of the holders of not less than 66 2/3% of the total voting power of the outstanding capital stock of the Corporation entitled to vote at such meeting or (ii) at the request of not less than 66 2/3% of the members of the Board of Directors then in office.

          Section 1.3      Notice of Meetings.
                           ------------------

          Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President and Chief Operating Officer, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

          Section 1.4      Notice of Nominations for the Election of Directors.
                           ---------------------------------------------------

          1.4.1  Annual Meetings of Stockholders.

                 (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these Bylaws, (ii) by or at the direction of the Chairman of the Board, the Vice Chairman, or the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the procedures set forth in this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                 (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.4.1(a) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                 (c) Notwithstanding anything in the second sentence of Section 1.4.1(b) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          1.4.2  Special Meetings of Stockholders.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by Section 1.4.1(b) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          1.4.3  General.

                 (a) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                 (b) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                 (c) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 1.5      Quorum.
                           ------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these Bylaws until a quorum shall attend.

          Section 1.6      Adjournment.
                           -----------

          Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.7      Organization.
                           ------------

          The Chairman of the Board, or in his absence the Vice Chairman, or in his absence the President and Chief Operating Officer, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President and Chief Operating Officer, and all Vice Presidents.

          The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

          Section 1.8      Voting.
                           ------

          Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          Section 1.9      Voting List.
                           -----------
                 (a) A complete list of the stockholders of the Corporation entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder shall be prepared by the officer who has charge of the stock ledger of the Corporation at least 10 days before every meeting of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 (b) Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

                 (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10     Stockholder Action Without a Meeting.
                           ------------------------------------

          Subject to the rights of the holders of any class or series of preferred stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any class or series of preferred stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

          Section 1.11     Inspectors of Election.  The Corporation may, and
                           ----------------------
shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 2.1      Number and Term of Office.
                           -------------------------

                 (a) The governing body of this Corporation shall be a Board of Directors. Subject to any rights of the holders of any class or series of preferred stock to elect additional directors, the Board of Directors shall be comprised of not less than three (3) members and shall initially be comprised of twelve members. The Board of Directors, by resolution adopted by the affirmative vote of not less than 66 2/3% of the members of the Board of Directors then in office, may increase or decrease the number of directors. Directors need not be stockholders of the Corporation.

                 (b) At each annual meeting of stockholders of the Corporation the directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. The directors will serve until their respective successors are elected and qualified.

          Section 2.2      Resignations.
                           ------------

          Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

          Section 2.3      Removal of Directors.
                           --------------------

          Subject to the rights of the holders of any class or series of preferred stock, directors may be removed from office with or without cause upon the affirmative vote of holders of not less than 66 2/3% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class.

          Section 2.4      Newly Created Directorships and Vacancies.
                           -----------------------------------------

          Subject to the rights of the holders of any class or series of preferred stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of not less than 66 2/3% of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders of the Corporation and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any class or series of preferred stock with respect to any additional director elected by the holders of such class or series of preferred stock.

          Section 2.5      Chairman of the Board.
                           ---------------------

          The directors shall elect one of their members to be Chairman of the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

          Section 2.6      Meetings.
                           --------

          Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than five days in advance of said meeting, unless such notice requirement is waived in writing by each member.

          Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. Special Meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman or the Chief Executive Officer, and shall be called by the President and Chief Operating Officer or Secretary of the Corporation upon the written request of not less than 66 2/3% of the members of the Board of Directors then in office.

          Section 2.7      Notice of Special Meetings.
                           --------------------------

          The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least 10 days before the meeting, or by telegram, cable, radiogram, or personal service at least three days before the meeting unless such notice requirement is waived in writing by each member. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

          Section 2.8      Quorum and Organization of Meetings.
                           -----------------------------------

          A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, directors present at any meeting and representing 66 2/3% of the members of the Board of Directors then in office may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board or in his absence, by the Vice Chairman, or in his absence, by the Chief Executive Officer, or in his absence by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.9      Indemnification.
                           ---------------

          The Corporation shall indemnify members of the Board of Directors and officers of the Corporation and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the laws of the State of Delaware and the Certificate of Incorporation, as now or hereafter in effect.

          Section 2.10     Executive Committee of the Board of Directors.
                           ---------------------------------------------

          The Board of Directors, by the affirmative vote of not less than 66 2/3% of the members of the Board of Directors then in office, may designate an executive committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to the limitations of the law of the State of Delaware and the Certificate of Incorporation, such executive committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority to authorize the issuance of shares of common stock in an amount not in excess of such number of shares as shall be specifically authorized from time to time by the Board of Directors in respect of a particular transaction. The executive committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.

          Section 2.11  Other Committees of the Board of Directors.
                        ------------------------------------------

          The Board of Directors may by resolution establish committees other than an executive committee and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors, which powers may include the authority to authorize the issuance of shares of common stock in an amount not in excess of such number of shares as shall be specifically authorized from time to time by the Board of Directors in respect of a particular transaction. Such committees shall serve at the pleasure of the Board; keep minutes of their meetings; and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. The Board of Directors at any time may remove, with or without cause, any members of any committee and may, with or without cause, disband any committee.

          Section 2.12     Committees Generally.
                           --------------------

          The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

          Section 2.13     Directors' Compensation.
                           -----------------------

          Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties, as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

          Section 2.14     Action Without Meeting.
                           ----------------------

          Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of

Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

          Section 2.15     Telephone Meetings.
                           ------------------

          Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                  ARTICLE III

                                    OFFICERS

          Section 3.1      Executive Officers.
                           ------------------

          The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President and Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board of Directors, and such other officers, including a Treasurer and a Controller, as may from time to time be determined by the Board of Directors and elected or appointed by the Board of Directors or, if so determined by the Board, by the Chief Executive Officer.
The Chairman of the Board and the Vice Chairman shall be elected from among the members of the Board of Directors. Subject to Section 3.3, each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders following their respective election. Any person may hold at one time two or more offices.

          Section 3.2      Powers and Duties of Officers.  The officers of the
                           -----------------------------
Corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the Board of Directors or these Bylaws (and in all cases where the duties of any officer are not prescribed by the Bylaws or the Board of Directors, such officer shall follow the orders and instructions of the Chief Executive Officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                 (a)  Chairman of the Board.  The Chairman of the Board (and, in
                      ---------------------
his absence, the Vice Chairman) shall preside at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as may be assigned to him (or as may be assigned to the Vice Chairman, if the Vice Chairman is unable or fails to perform his duties) from time to time by the Board of Directors.

                 (b)  Vice Chairman.  The Vice Chairman shall, in the absence of
                      -------------
the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors of the Corporation and shall have and may exercise all such powers and perform such other duties as may be assigned to him (or as may be assigned to the Chairman of the Board, if the Chairman of the Board is unable or fails to perform his duties) from time to time by the Board of Directors.

                 (c)  Chief Executive Officer.  The Chief Executive Officer
                      -----------------------
shall, subject to the direction and supervision of the Board of Directors, (i) have general and active control of the Corporation's affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman of the Board or the Vice Chairman (provided that the Chief Executive Officer does not hold either of such positions), preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and
(iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to him by the Board of Directors. Unless otherwise authorized and directed by the Board of Directors or unless the Chief Executive Officer is unavailable, the Chief Executive Officer shall execute on behalf of the Corporation all material contracts which implement policies established by the Board of Directors.

                 (d)  President and Chief Operating Officer.  The President and
                      -------------------------------------
Chief Operating Officer shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer, supervise the day to day operations of the Corporation and perform all other duties incident to the office of Chief Operating Officer as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or in his absence or in the event of his inability or refusal to act, the President and Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

                 (e)  Vice President.  The Vice President, if any (or if there
                      --------------
is more than one then each Vice President), shall assist the President and Chief Operating Officer and shall perform such duties as may be assigned to him by the Chief Executive Officer, the President and Chief Operating Officer or by the Board of Directors. Assistant vice presidents, if any, shall have the powers and perform the duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

                 (f)  Chief Financial Officer; Treasurer.  The Chief Financial
                      ----------------------------------
Officer or, in the absence of a Chief Financial Officer, the Treasurer shall:
(i) be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors; (ii) unless assigned to the Controller, receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board, make such reports to it as may be required at any time; and (v) perform all other duties incident to such office and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer. If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

                 (g)  Secretary.  The Secretary shall: (i) keep the minutes of
                      ---------
the proceedings of the stockholders, the Board of Directors and any committees of the Board of Directors, which shall at all reasonable times be open to the examination of any director; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records, which shall at all reasonable times be open to the examination of any director, and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and
(vi) in general, perform all other duties incident to the office of Secretary, including certifying the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, signing or attesting certificates, statements or reports required to be filed with governmental bodies or officials, signing acknowledgments of instruments, and performing such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

                 (h)  Surety Bonds.  The Board of Directors may require any
                      ------------
officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 3.3      Resignations; Removals.
                           ----------------------

                 (a) Any officer of the Corporation may resign at any time, subject to any rights or obligations under any then existing contracts between such officer and the Corporation, by giving written notice to the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

                 (b) The Board of Directors, by a vote of not less than 66 2/3% of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                 (c) Any vacancy in the office of any officer through death, resignation, removal, disqualification, or other cause may be filled at any time by the Board of Directors or if such officer was appointed by the Chief Executive Officer, then by the Chief Executive Officer.

          Section 3.4      Proxies.
                           -------

          Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the President and Chief Operating Officer, the Chairman of the Board, the Vice Chairman or the Chief Executive

Officer, or their designees, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                  ARTICLE IV

                                 CAPITAL STOCK

          Section 4.1      Stock Certificates.
                           ------------------

          Each stockholder of the Corporation shall be entitled to a certificate certifying the class and number of shares represented thereby and in such form, not inconsistent with the law of the State of Delaware or the Certificate of Incorporation of the Corporation, as the Board of Directors may from time to time prescribe.

          The certificates of stock shall be signed by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or the President and Chief Operating Officer and by the Secretary or the Chief Financial Officer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

          Section 4.2      Transfer of Shares.
                           ------------------

                 (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                 (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          Section 4.3      Fixing Record Date.
                           ------------------

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 4.4      Lost Certificates.
                           -----------------

          The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

          Section 4.5      Transfer Agent and Registrar.
                           ----------------------------

          The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

          Section 4.6      Regulations.
                           -----------

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE V

                              GENERAL PROVISIONS

          Section 5.1      Offices.
                           -------

          The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

          Section 5.2      Corporate Seal.
                           --------------

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

          Section 5.3      Fiscal Year.
                           -----------

          The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

          Section 5.4      Notices and Waivers Thereof.
                           ---------------------------

          Whenever any notice whatever is required by law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three business days after it shall have been deposited in the United States mail with postage thereon prepaid.

          Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

          Section 5.5      Amendments.
                           ----------

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 66 2/3% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

          Subject to the rights of the holders of any class or series of preferred stock, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote
         --------  -------
of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by the Board of Directors in accordance with the preceding paragraph.